Exhibit 10.2

[FORM OF STANDARD EMPLOYEE STOCK OPTION AWARD AGREEMENT]

TRISTATE CAPITAL HOLDINGS, INC.

2006 STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

OPTIONEE:	[NAME]

GRANT DATE:	, 20

OPTION PRICE:	$ per share

COVERED SHARES:	[NUMBER]

Terms defined in the TriState Capital Holdings, Inc. 2006 Stock Option Plan (“Plan”) are used in this Award Agreement (“Agreement”) as defined in the Plan unless otherwise defined in this Agreement. In this Agreement, “TriState” means TriState Capital Holdings, Inc. and “Corporation” means TriState and its Subsidiaries. Headings used in this Agreement are for convenience only and are not part of this Agreement. The purpose of this Agreement is to reflect the terms and conditions under which Options were granted and to ensure that all Options granted are in accordance with the Plan.

1. Grant of Option. Pursuant to the Plan and subject to the terms of this Agreement, TriState hereby grants to Optionee an Option to purchase from TriState that number of shares of TriState common stock specified above as the “Covered Shares,” exercisable at the Option Price.

2. Terms of the Option.

2.1 Type of Option. The Option is intended to be a Nonqualified Stock Option.

2.2 Option Period. The Option is exercisable in whole or in part as to any Covered Shares as to which it is outstanding and has become exercisable (“vested”) at any time and from time to time through the Expiration Date.

2.3 Vesting. To the extent that the Option or relevant portion thereof is outstanding, the Option will vest as to Covered Shares as set forth in Section 7.2 of the Plan.

2.4 Expiration Date.

(a) Expiration Date. Expiration Date means the date on which the Option expires, which will be the tenth (10th) anniversary of the Grant Date unless the Option expires earlier pursuant to any of the provisions set forth in (b) below.

(b) Termination of Employment. Upon termination of Optionee’s employment with the Corporation, unless the Committee determines otherwise, the Option will vest or expire with respect to all or a portion of the Covered Shares, in accordance with the provisions set forth in the following subsections of this Section 2.4(b). For purposes hereof, “Termination Date” shall mean Optionee’s last date of employment with the Corporation. If Optionee is employed by a Subsidiary that ceases to be a Subsidiary of TriState and Optionee does not continue to be employed by TriState or a Subsidiary, then for purposes of the Agreement, Optionee’s employment with the Corporation terminates effective at the time this occurs.

(1) Retirement. If the termination of Optionee’s employment with the Corporation meets the definition of Retirement, then the Option will continue to be exercisable until the tenth (10th) anniversary of the Grant Date, with respect to any Covered Shares as to which the Option is vested on Optionee’s Termination Date.

(2) Death. If Optionee’s employment with the Corporation is terminated by reason of Optionee’s death, then the Option will vest as to all outstanding Covered Shares as to which it had not otherwise vested commencing on Optionee’s Termination Date or the third (3rd) anniversary of the Grant Date, whichever is later, and together with all other vested Options, will continue to be exercisable until the tenth (10th) anniversary of the Grant Date with respect to any such Covered Shares.

(3) Total and Permanent Disability. If Optionee’s employment is terminated by the Corporation by reason of Total and Permanent Disability, then the Option will vest as to all outstanding Covered Shares as to which it had not otherwise vested commencing on Optionee’s Termination Date or the third (3rd) anniversary of the Grant Date, whichever is later, and together with all other vested Options, will continue to be exercisable until the tenth (10th) anniversary of the Grant Date with respect to any such Covered Shares.

(4) Change in Control. If, within twelve (12) months following the occurrence of a Change in Control, Optionee’s employment is terminated by the Corporation without Cause, the Option will continue to be exercisable until the tenth (10th) anniversary of the Grant Date, with respect to any Covered Shares as to which the Option is vested on Optionee’s Termination Date.

(5) Termination for Cause. If Optionee’s employment is terminated by the Corporation for Cause, then the Option will expire at the close of business on the Optionee’s Termination Date with respect to all Covered Shares, whether or not vested. For purposes hereof, “Cause” shall mean: (i) failure or refusal of Optionee to implement or follow the reasonable written policies of the Corporation or to perform the services associated with Optionee’s employment with the Corporation provided that Optionee’s failure or refusal is not based upon

Optionee’s belief, in good faith, as expressed to the Corporation in writing, that the implementation thereof would be unlawful; (ii) intentional wrongful conduct which results or which the Corporation reasonably concludes could result in a material adverse effect (financial or otherwise) to the business of the Corporation; (iii) embezzlement; (iv) the commission of a felony or any act rising to the level of or equivalent to a felony (v) the intentional causing of material damage to the Corporation’s physical or intangible property or property rights; (vi) any act involving disloyalty, dishonesty or fraud or criminal conduct; (vii) insubordination; (viii) consistent or willful disruption of a harmonious work environment; or (ix) Optionee’s failure to knowingly perform his duties as an employee of the Corporation.

(6) Termination for any other reason. If Optionee’s employment is terminated by the Corporation without Cause, or the Optionee terminates his or her employment for reasons not covered in subsections 1, 2 or 3 above, then the Options not vested will expire as of the Optionee’s Termination Date, but those Covered Shares already vested as of the Optionee’s Termination Date will continue to be exercisable until the tenth (10th) anniversary of the Grant Date.

If Optionee is employed by a Subsidiary that ceases to be a Subsidiary of TriState and Optionee does not continue to be employed by TriState or a Subsidiary, then for purposes of the Agreement, Optionee’s employment with the Corporation terminates effective at the time this occurs.

2.3 Nontransferability; Designation of Beneficiary. The Option is not transferable or assignable by Optionee other than by transfer to a properly designated beneficiary in the event of death, or by will or the laws of descent and distribution.

During Optionee’s lifetime, the Option may be exercised only by Optionee or, in the event of Optionee’s legal incapacity, by his or her legal representative.

During Optionee’s lifetime, Optionee may file with TriState, at the address and in the manner as TriState may from time to time direct, on a form to be provided by TriState on request, a designation of a beneficiary or beneficiaries (a “properly designated beneficiary”) to hold and exercise Optionee’s stock options, to the extent outstanding and exercisable, in accordance with their respective stock option agreements and the Plan in the event of Optionee’s death. In the absence of a properly designated beneficiary, the Option will be held and may be exercised by the person or persons entitled to do so under Optionee’s will or under the applicable laws of descent and distribution.

3. Capital Adjustments. The number and class of Covered Shares as to which the Option is outstanding and has not yet been exercised and the Option Price will be subject to adjustment, if any, as the Committee in its sole discretion deems appropriate in accordance with Article 11 of the Plan.

All determinations hereunder will be made by the Committee in its sole discretion and will be final, binding and conclusive for all purposes on all parties, including without limitation the holder of the Option.

4. Exercise of Option.

4.1 Notice and Effective Date. The Option may be exercised, in whole or in part, by delivering to TriState written notice of the exercise, and as otherwise provided in Section 8.3(b) of the Plan. In the event that the Option is exercised, pursuant to Section 2.4, by any person or persons other than Optionee, the notice of exercise must be accompanied by appropriate proof of the derivative right of the person or persons to exercise the Option.

4.2 Payment of Option Price. Upon exercise of the Option, in whole or in part, Optionee may pay the aggregate Option Price (a) in cash or (b) if and to the extent then permitted by TriState , using whole shares of TriState common stock (either by physical delivery to TriState of certificates for the shares or through TriState’s share attestation procedure) having an aggregate Fair Market Value on the Exercise Date not exceeding that portion of the aggregate Option Price being paid using the shares, or through a combination of cash and shares of TriState common stock; provided, however, that shares of TriState common stock used to pay all or any portion of the aggregate Option Price may not be subject to any contractual restriction, pledge or other encumbrance and must be shares that have been owned by Optionee for at least six (6) months prior to the Exercise Date and, in the case of restricted stock, for which it has been at least six (6) months since the restrictions lapsed, or, in either case, for another period as may be specified or permitted by TriState .

4.3 Payment of Taxes. Optionee may elect to satisfy any or all applicable federal, state, or local tax liabilities incurred in connection with exercise of the Option (a) by payment of cash, (b) if and to the extent then permitted by TriState and subject to the terms and conditions as TriState may from time to time establish, through the retention by TriState of sufficient whole shares of TriState common stock otherwise issuable upon the exercise to satisfy the minimum amount of taxes required to be withheld in connection with the exercise, or (c) if and to the extent then permitted by TriState and subject to the terms and conditions as TriState may from time to time establish, using whole shares of TriState common stock (either by physical delivery to TriState of certificates for the shares or through TriState’s share attestation procedure) that are not subject to any contractual restriction, pledge or other encumbrance and that have been owned by Optionee for at least six (6) months prior to the Exercise Date and, in the case of restricted stock, for which it has been at least six (6) months since the restrictions lapsed, or, in either case, for another period as may be specified or permitted by TriState .

For purposes of this Section 4.3, shares of TriState common stock that are used to satisfy applicable taxes will be valued at their Fair Market Value on the date the tax withholding obligation arises. In no event will the Fair Market Value of the shares of TriState common stock otherwise issuable upon exercise of the Option but retained pursuant to Section 4.3(b) exceed the minimum amount of taxes required to be withheld in connection with the Option exercise.

4.4 Effect. The exercise, in whole or in part, of the Option will cause a reduction in the number of unexercised Covered Shares as to which the Option is outstanding equal to the number of shares of TriState common stock with respect to which the Option is exercised.

5. Restrictions on Exercise and on Shares Issued on Exercise.

(a) Notwithstanding any other provision of the Agreement, the Option may not be exercised, in whole or in part, at any time that TriState does not have in effect a registration statement under the Securities Act of 1933 as amended relating to the offer of shares of TriState common stock under the Plan unless TriState agrees to permit the exercise. Upon the issuance of any shares of TriState common stock pursuant to exercise of the Option at a time when a registration statement is not in effect, Optionee will, upon the request of TriState, agree in writing that Optionee is acquiring the shares for investment only and not with a view to resale and that Optionee will not sell, pledge, or otherwise dispose of the shares unless and until (a) TriState is furnished with an opinion of counsel to the effect that registration of the shares pursuant to the Securities Act of 1933 as amended is not required by that Act or by rules and regulations promulgated thereunder, (b) the staff of the SEC has issued a no-action letter with respect to the disposition, or (c) the registration or notification as is, in the opinion of counsel for TriState , required for the lawful disposition of the shares has been filed and has become effective; provided, however, that TriState is not obligated hereby to file any registration or notification. TriState may place a legend embodying the restrictions on the certificate(s) evidencing the shares.

(b) Notwithstanding any other provision of this Agreement, the Option may not be exercised, in whole or in part, at any time during the longest of the following periods of time extending from the beginning of an initial public offering of shares of Tri-State’s Common Stock: (i) six (6) months; (ii) a period of time proposed by the Securities and Exchange Commission (“SEC”) and accepted by Tri-State; (iii) a period of time agreed upon by the lead underwriter on the offering; or (iv) in the case of a shelf registration under SEC Rule 415, a period of time set by Tri-State not to exceed eighteen (18) months. The period of time shall begin to run from the effective date of the registration statement covering the offering. This section shall not have any effect upon the vesting of any Option.

6. Rights as Shareholder. Optionee will have no rights as a shareholder with respect to any Covered Shares until the Exercise Date and then only with respect to those shares of TriState common stock issued upon the exercise of the Option and not retained as provided in Section 4.3.

7. Employment. Neither the granting of the Option evidenced by the Agreement nor any term or provision of the Agreement will constitute or be evidence of any understanding, expressed or implied, on the part of TriState or any Subsidiary to employ Optionee for any period.

8. Subject to the Plan. The Option evidenced by the Agreement and the exercise thereof are subject to the terms and conditions of the Plan, a copy of which is attached and incorporated by reference herein and made a part hereof, but the terms of the Plan will not be considered an enlargement of any benefits under the Agreement. In addition, the Option is subject to any rules and regulations promulgated by or under the authority of the Committee. Optionee represents and agrees that Optionee has read and understands the Plan.

10. Enforcement Provisions. Optionee understands and agrees to the following provisions regarding enforcement of the Agreement.

10.1 Governing Law and Jurisdiction. The Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to the Agreement or claim of breach hereof shall be brought exclusively in the federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of the Agreement, Optionee and TriState hereby consent to the exclusive jurisdiction of the courts, and waive any right to challenge jurisdiction or venue in the courts with regard to any suit, action, or proceeding under or in connection with the Agreement.

10.2 No Waiver. Failure of TriState to demand strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver of the term, covenant or condition, nor shall any waiver or relinquishment of any term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of the term, covenant or condition.

10.3 Waiver of Jury Trial. Each of Optionee and TriState hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 9.2, 9.3 and 9.4.

10.4 Applicable Law. Notwithstanding anything in the Agreement, TriState will not be required to comply with any term, covenant or condition of the Agreement if and to the extent prohibited by law, including but not limited to federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over TriState or any of its subsidiaries. Further, to the extent, if any, applicable to Optionee, Optionee agrees to reimburse TriState for any amounts Optionee may be required to reimburse the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, and agrees that TriState need not comply with any term, covenant or condition of the Agreement to the extent that doing so would require that Optionee reimburse TriState or its subsidiaries for the amounts pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.

10.5 Complete Agreement This Agreement, together with the Plan as the same may be amended from time to time, constitutes the entire agreement, and supersedes all prior agreements or understandings, between the Company and the Employee respecting the subject matter hereof.

11. Compliance with Internal Revenue Code Section 409A. To the extent that any of the terms or provisions of this Agreement or of the Option may result in the application of Section 409A of the Internal Revenue Code of 1986 as amended to this Option, TriState may, without the consent of Optionee, modify the Agreement and the Option to the extent and in the manner TriState deems necessary or advisable in order to allow the Option to be excluded from the definition of “deferred compensation” within the meaning of Section 409A or in order to comply with the provisions of Section 409A, other applicable provision(s) of the Internal Revenue Code, and/or any rules, regulations or other regulatory guidance issued under the statutory provisions.

12. Effective Date. If Optionee does not accept the grant of the Option by executing and delivering a copy of the Agreement to TriState, without altering or changing the terms of the Agreement in any way, within thirty (30) days of receipt by Optionee of a copy of the Agreement, TriState may, in its sole discretion, withdraw its offer and cancel the Option and the Agreement at any time prior to Optionee’s delivery to TriState of a copy of the Agreement executed by Optionee.

Otherwise, upon execution and delivery of the Agreement by both TriState and Optionee and, in the event that Optionee is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to TriState securities, the filing with and acceptance by the SEC of a Form 4 reporting the Grant, the Option and the Agreement are effective as of the Grant Date.

IN WITNESS WHEREOF, TriState has caused the Agreement to be signed on its behalf effective as of the Grant Date.

TRISTATE CAPITAL HOLDINGS, INC.

By:	Mark L. Sullivan
Vice Chairman and Chief Financial Officer

Accepted and agreed to as of the Grant Date

OPTIONEE

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